Exhibit 3.157

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:05 PM 12/21/1998 981494120 – 2500910

CERTIFICATE OF FORMATION

of

CHARTER COMMUNICATIONS ENTERTAINMENT, LLC

The undersigned, as an authorized person, is duly executing and filing the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et. Seq.) (the “Act”):

ARTICLE I

The name of the limited liability company is Charter Communications Entertainment, LLC (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and the address of its registered agent for service of process are as follows:

CorpAmerica, Inc.

30 Old Rudnick Lane

Dover, Delaware 19901

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 21, 1998.

By:	CCT Holdings Corp. Its Authorized Person

	By:	/s/ Curtis S. Shaw
Name: CURTIS S. SHAW Title: SENIOR V.P. & SECRETARY

By:	CCA Acquisition Corp.
Its Authorized Person

	By:	/s/ Curtis S. Shaw
Name: CURTIS S. SHAW Title: SENIOR V.P. & SECRETARY

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 03/18/1999 991106549 – 2500910

CERTIFICATE OF MERGER OF

CCE-II HOLDINGS, LLC

a Delaware limited liability company

INTO

CHARTER COMMUNICATIONS ENTERTAINMENT, LLC

a Delaware limited liability company

Pursuant to Section 18-209(c) of the Delaware Limited Liability Company Act

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i)	CCE-II Holdings, LLC, which is organized under the laws of the State of Delaware.

(ii)	Charter Communications Entertainment, LLC, which is organized under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent limited liability companies in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving limited liability company in the merger herein certified is Charter Communications Entertainment, LLC, which will continue its existence as said surviving limited liability company under its present name upon the effective date of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4. The executed Agreement of Merger is on file at the office of Charter Communications Entertainment, LLC located at the following address:

12444 Powerscourt Drive

Suite 400

St. Louis, Missouri 63131

5. A copy of the aforesaid Agreement of Merger will be furnished by Charter Communications Entertainment, LLC, on request and without cost, to any member of each of the aforesaid constituent limited liability companies.

IN WITNESS WHEREOF, Charter Communications Entertainment, LLC has caused this Certificate to be executed by an Authorized Person thereof this 18th day of March, 1999.

CHARTER COMMUNICATIONS ENTERTAINMENT, LLC
By:	/s/ Curtis S. Shaw
Curtis S. Shaw, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/11/2002 020633802 – 2500910

Certificate of Amendment to Certificate of Formation

of

CHARTER COMMUNICATIONS ENTERTAINMENT, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER COMMUNICATIONS ENTERTAINMENT, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 10/9/02

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)